To the Board of Directors of
Roadships Holdings, Inc.,

Re: Resignation Notice

Effective as of the date hereof, I, Michael Norton-Smith, hereby resign as a director and as an officer of Roadships Holdings, Inc., a company organized under the laws of the state of Delaware (the "Company"):

I hereby acknowledge, represent and warrant to the Company and its shareholders (excluding an entitlement to options) that I have no claims against the Company for loss of office or otherwise and hereby release and forever discharge the Company and each of its past, present and future affiliates, stockholders, members, successors and assigns and their respective officers, directors and employees, from any and all claims, demands, proceedings, causes of action, court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Company, including any liability or obligation arising under or pursuant to any employment agreement or other compensation agreement, or accrued and unpaid compensation.

Dated: 14th January 2014

Michael Norton-Smith